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Exhibit 10.10

SIXTH AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

        SIXTH AMENDMENT, dated as of May 26, 2005 to the Amended and Restated Loan and Security Agreement, dated as of May 22, 2000, among Houston Wire & Cable Company ("Borrower"), the lenders named therein ("Lenders") and Fleet Capital Corporation ("FCC" as agent for said Lenders (FCC, in such capacity, "Agent"). Said Amended and Restated Loan and Security Agreement, as amended by a certain First Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated as of July 13, 2000, by a certain Second Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated May 30, 2001, by a certain Third Amendment to Amended and Restated Loan and Security Agreement by and among Borrowers, Lenders and Agent dated October 22, 2001, by a certain Fourth Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated December 31, 2002 and by a certain Fifth Amendment to Amended and Restated Loan and Security Agreement by and among Borrowers, Lenders and Agent dated November 19, 2003 and as it may be further amended, is hereinafter referred to as the "Loan Agreement." The terms used herein and not otherwise defined shall have the meanings attributed to them in the Loan Agreement.

        WHEREAS, Lenders, Agent and Borrower desire to make certain amendments and modifications to the Loan Agreement.

        NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and contained in the Loan Agreement, the parties hereto hereby agree as follows:

        1.    Additional Definitions.    The following definitions are hereby inserted in Appendix A to the Loan Agreement:

          "Sixth Amendment—that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of May 26, 2005 by and among Borrower, Agent and Lenders.

* * *

          Sixth Amendment Effective Date—the date on which the conditions precedent to the effectiveness of the Sixth Amendment are satisfied."

        2.    Term Loans.    Sections 1.2.1 and 1.2.2 of the Loan Agreement are hereby deleted in their entirety and the following are inserted in their stead:

          "1.2.1    Term Loans.

          From the Sixth Amendment Effective Date to and including March 31, 2007, each Lender agrees, subject to the terms and conditions set forth in the definition of Permitted Acquisition, to make term loans from time to time (collectively "Term Loans" or synonymously "Term Loans A"), in the aggregate principal amount not to exceed the amount set forth below such Lender's name on the signature pages to the Sixth Amendment (such Lender's "Term Loan Commitment"). The percentage equal to the quotient of (x) each Lender's Term Loan Commitment, divided by (y) the aggregate of all Term Loan Commitments is that Lender's "Term Loans Percentage". The aggregate amount of the Term Loan Commitments shall be Five Million Dollars ($5,000,000). The principal amount of each Term Loan shall be amortized on the basis of twenty quarterly payments, commencing on the first day of the fiscal quarter following the making of the Term Loan. Each such installment payment shall be equal to one twentieth (1/20) of the aggregate amount of the Term Loan made hereunder. The Term Loans are evidenced by promissory notes executed and delivered by Borrower to Lenders on the Fifth Amendment Effective Date, the form of which is attached hereto and made a part hereof as Exhibit A-2 to the Fifth Amendment (the "Term Note(s)"), shall bear interest as specified in Section 2.1 and shall be repayable in accordance with the terms of the Term Notes. The proceeds of Term Loans shall be used by Borrower to make a Distribution to Guarantor to permit Guarantor to redeem, repurchase or repay certain of its Indebtedness or for the purpose of paying all or a portion of the purchase price in connection with any Permitted Acquisition. Once borrowed and repaid, the Term Loans may not be subsequently reborrowed.

          1.2.2    Conditions to Term Loans.    Notwithstanding any other provision of this Agreement or any of the other Loan Documents, neither any Lender nor Agent shall be required to make any Term Loans unless and until each of the following conditions has been satisfied:

          (a)   No Default or Event of Default shall exist immediately prior to, or after giving effect to the making of such Term Loans;

          (b)   All proceeds of such Term Loans are used to pay in whole or in part (x) the purchase price payable in connection with a Permitted Acquisition or (y) a Distribution permitted by Section 3 of the Sixth Amendment;

          (c)   Immediately prior to the making of such Term Loan, the Fixed Charge Coverage Ratio shall be greater than or equal to 1.2 to 1 (x) for the twelve-month period immediately preceding the making of such Term Loan and (y) on a pro forma basis for the twelve-month period following the making of such Term Loan, after giving effect to the making of such Term Loan, such pro forma calculation to be demonstrated to Agent and to be reasonably acceptable to Agent based on projections prepared using reasonable assumptions by Borrower;

          (d)   For the thirty (30) days immediately prior to the date on which the proposed Term Loan is to be made, average Availability for such period shall equal or exceed Four Million Dollars ($4,000,000);

          (e)   Agent shall have determined that Availability, immediately after the funding of the proposed Term Loan and the consummation of the proposed Permitted Acquisition or Distribution, shall equal or exceed Four Million Dollars ($4,000,000);

          (f)    If Agent has not conducted an appraisal of Borrower's real Property subject to the Mortgage within eighteen months prior to the date of the proposed Term Loan, then Agent, at Borrower's expense, shall have conducted an appraisal of such real Property; and

          (g)   The amount of the proposed Term Loan does not exceed an amount equal to the appraised value of Borrower's real Property subject to the Mortgage, as determined by the most recent appraisal thereof, less the then outstanding principal balance of all other existing Term Loans."

        3.    Distributions.    Agent and Lenders consent to Borrower making Distributions to Guarantor in a cumulative amount not to exceed $10,000,000 to permit Guarantor to redeem, repurchase or repay Guarantor's Indebtedness, so long as (x) average Availability for the thirty (30) days immediately prior to the date of such proposed Distribution equals or exceeds Four Million Dollars ($4,000,000) and (y) immediately after giving effect to any such Distribution and the funding of any Term Loan drawn in connection with such Distribution, Availability shall equal or exceed Four Million Dollars ($4,000,000). Said Distributions shall be funded from the proceeds of the Term Loan and/or Revolving Credit Loans.

        4.    Conditions Precedent.    This Sixth Amendment shall become effective upon satisfaction of each of the following conditions precedent:

          (a)   Agent shall have received a copy of this Sixth Amendment, duly executed by Borrower, Lenders and Agent.

        5.    Continuing Effect.    Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

        6.    Governing Law.    This Sixth Amendment and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

        7.    Counterparts.    This Sixth Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

(Signature Page Follows)

(Signature Page to Sixth Amendment to Amended and Restated Loan and Security Agreement)

        IN WITNESS WHEREOF, this Sixth Amendment has been duly executed as of the first day written above.

HOUSTON WIRE & CABLE COMPANY, as Borrower		HWC HOLDING CORPORATION, as Guarantor
By:	/s/ NICOL G. GRAHAM	By:	/s/ CHARLES SORRENTINO
Name:	Nicol G. Graham	Name:	Charles Sorrentino
Title:	Vice President and Chief Financial Officer	Title:	President and Chief Executive Officer
The CIT GROUP/BUSINESS CREDIT, INC., as a Lender		FLEET CAPITAL CORPORATION, as Agent and a Lender
By:	/s/ GRANT WEISS	By:	/s/ THOMAS KARLOV
Name:	Grant Weiss	Name:	Thomas Karlov
Title:	Vice President	Title:	Senior Vice President
Term Loan Commitment: $2,000,000		Term Loan Commitment: $3,000,000

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  Exhibit 10.10